UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

As previously disclosed, on June 11, 2026, at the 20256Annual Meeting of Stockholders of Quince Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the implementation of a reverse stock split at a ratio ranging from one-for-ten (1-for-10) to one-for-one hundred (1-for-100) with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion (the “Reverse Stock Split”) and a form of certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split.

The Company’s board of directors approved the implementation of the Reverse Stock Split at a ratio of 1-for-20 and on June 26, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, which will be effective at 11:59 pm Eastern Time on June 29, 2026. The Company’s shares of common stock will begin trading on a split-adjusted basis on the Nasdaq Global Select Market commencing upon market open on June 30, 2026. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one (1) issued and outstanding share of common stock, par value $0.001 per share. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. The Reverse Stock Split will not modify the rights or preferences of the common stock.

Immediately prior to the Reverse Stock Split, there were 19,559,257 shares of common stock issued and outstanding. Immediately after the Reverse Stock Split becomes effective, there will be approximately 977,963 shares of common stock issued and outstanding. The common shares will trade under a new CUSIP number, 22053A305 effective June 30, 2026, and continue to trade under the symbol “QNCX.” All stock options and warrants of the Company outstanding immediately prior to the Reverse Stock Split have been proportionally adjusted.

The Company has appointed its transfer agent, Equiniti Trust Company, LLC, to act as exchange agent for the Reverse Stock Split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to brokers’ particular processes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Date: June 26, 2026	Name:	Dirk Thye
	Title:	Chief Executive Officer